EXHIBIT 10.2

SECOND AMENDMENT

TO

CREDIT AGREEMENT

Dated as of May 14, 2004

AMONG

PLAINS EXPLORATION & PRODUCTION COMPANY,

AS BORROWER,

THE GUARANTORS,

JPMORGAN CHASE BANK,

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”) dated as of May 14, 2004, is among PLAINS EXPLORATION & PRODUCTION COMPANY, a Delaware corporation (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Obligors”); JPMORGAN CHASE BANK, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and each of the undersigned Lenders.

R E C I T A L S

A. The Borrower, the Agents and the Lenders are parties to that certain Credit Agreement dated as of April 4, 2003 (as amended by the First Amendment to Credit Agreement dated as of August 8, 2003, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower has requested and the Lenders have agreed to amend certain provisions of the Credit Agreement.

C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Second Amendment. Unless otherwise indicated, all section references in this Second Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.02.

(a) The definition of “Agreement” is hereby amended in its entirety to read as follows:

“Agreement” means this Credit Agreement, as amended by the First Amendment and the Second Amendment, as the same may from time to time be amended, modified, supplemented or restated.

(b) The grid contained in the definition of “Applicable Margin” is hereby amended in its entirety to read as follows:

Borrowing Base Utilization Percentage	<50%	>50%, but <75%	>75%, but <90%	>90%

ABR Loans	0.000%	0.250%	0.500%	0.625%

Eurodollar Loans	1.250%	1.500%	1.750%	1.875%

Commitment Fee Rate	0.300%	0.375%	0.375%	0.500%

(c) The definition of “Maturity Date” is hereby amended in its entirety to read as follows:

“Maturity Date” means April 4, 2007.

(d) The definition of “Permitted Additional Senior Subordinated Notes” is hereby amended in its entirety to read as follows:

“Permitted Additional Senior Subordinated Notes” means senior subordinated notes issued by the Borrower pursuant to the Permitted Additional Senior Subordinated Indenture, in compliance with Section 9.02(i), in an aggregate principal amount not to exceed $300,000,000, having a stated coupon acceptable to the Administrative Agent, a final maturity no earlier than seven years from the Effective Date and other terms reasonably acceptable to the Administrative Agent.

(e) The following definitions are hereby added where alphabetically appropriate to read as follows:

“Borrowing Base Deficiency” occurs if at any time the total Revolving Credit Exposures exceeds the Borrowing Base then in effect.

“Nuevo” means Nuevo Energy Company, a Delaware corporation.

“Nuevo Acquisition” means the merger of an Unrestricted Subsidiary with and into Nuevo pursuant to the terms and conditions of the Nuevo Acquisition Documents and this Agreement.

“Nuevo Acquisition Documents” means: (a) the Nuevo Agreement and Plan of Merger and (b) all other material agreements, instruments and documents executed and delivered in connection therewith, each as amended.

“Nuevo Agreement and Plan of Merger” means the Agreement and Plan of Merger dated February 12, 2004, as amended April 19, 2004, among the Borrower, PXP California Inc. and Nuevo.

“Nuevo Conversion Date” has the meaning set forth in Section 2.07(e)(i).

“Nuevo Debentures” means the 5.75% Convertible Subordinated Debentures due 2026, issued by Nuevo, as issuer, to Nuevo Trust, pursuant to the Nuevo Subordinated Indenture, in the aggregate principal amount of $118,556,700.

“Nuevo Escrow Agreement” means that certain Stock Escrow Agreement dated as of May 14, 2004 between the Borrower and Nuevo, as escrow agent thereunder.

“Nuevo Management Services Agreement” means that certain Management Services Agreement dated as of May 14, 2004 between the Borrower and Nuevo.

“Nuevo Subordinated Indenture” means the Subordinated Indenture dated as of November 25, 1996, between Nuevo, as issuer, and Wilmington Trust Company, as trustee, as supplemented by the First Supplemental Indenture dated as of December 23, 1996 and the Second Supplemental Indenture dated as of May 14, 2004 between Nuevo and Wilmington Trust Company, pursuant to which the Nuevo Debentures were issued.

“Nuevo Trust” means Nuevo Financing I, a Delaware business trust.

“Nuevo Credit Agreement” means, collectively, (a) the Third Restated Credit Agreement dated as of June 7, 2000 among Nuevo, Bank of America, N.A., as administrative agent, and the lenders party thereto and (b) the Fourth Restated Credit Agreement dated as of May 14, 2004 among Nuevo, Bank of America, N.A., as administrative agent, and the lenders party thereto.

“Nuevo Trust Declaration of Trust” means the Amended and Restated Declaration of Trust of Nuevo Trust dated as of December 23, 1996, among Nuevo, Wilmington Trust Company, as Delaware Trustee and Institutional Trustee, and the other trustees named therein.

“Nuevo Trust Designation of Securities” means the Terms of $2.875 Trust Preferred Securities and $2.875 Common Securities designated pursuant to Section 7.01 of the Nuevo Trust Declaration of Trust.

“Second Amendment” means the Second Amendment to Credit Agreement dated as of May 14, 2004 among the Borrower, the Guarantors and the Lenders party thereto.

“TECONs” means the Trust Preferred Securities issued by Nuevo Trust, having an aggregate liquidation amount with respect to the assets of Nuevo Trust of $115,000,000, as more particularly described in the Nuevo Trust Designation of Securities.

“2010 Nuevo Senior Subordinated Notes” means the $150,000,000 9 3/8% senior subordinated notes due 2010 issued by Nuevo.

2.2 Amendment to Section 2.07(e). Section 2.07(e) is hereby amended in its entirety to read as follows:

“(e) Borrowing Base Increase related to Designation of Restricted Subsidiaries; Reduction of Borrowing Base Upon Sale of certain Properties

(i) Effective on the “Nuevo Conversion Date” specified in this Section 2.07(e)(i), the amount of the Borrowing Base shall automatically, without any further action or consent by any Person, be increased to $700,000,000, which shall be the amount of the Borrowing Base effective and applicable to the Borrower, the Agents, and the Lenders until the next Scheduled Redetermination Date (November 1, 2004), the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.07(e)(ii), Section 8.13(c) or Section 9.13, whichever occurs first. The designation of the amount of the Borrowing Base as $700,000,000 as aforesaid shall not become effective until the date on which each of the following conditions is satisfied (or waived by all of the Lenders in accordance with Section 12.02) (the “Nuevo Conversion Date”): (A) the Borrower shall have properly designated Nuevo and its Subsidiaries (other than Nuevo Trust) as Restricted Subsidiaries pursuant to and in accordance with Section 9.06(b) and (B) the Administrative Agent shall have received (1) certificates of the appropriate State agencies with respect to the existence, qualification and good standing of Nuevo and its Subsidiaries (other than Nuevo Trust), (2) appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of Nuevo and its Subsidiaries (other than Nuevo Trust) for any jurisdiction requested by the Administrative Agent, other than those being assigned or released on or prior to the Nuevo Conversion Date or Liens permitted by Section 9.03, (3) evidence satisfactory to it that all credit facilities and funded Debt of Nuevo and its Subsidiaries (other than any portion of the outstanding 2010 Nuevo Senior Subordinated Notes that are not redeemed by the holders thereof in connection with a tender offer by Nuevo, provided that such Debt would otherwise be permitted under Section 9.02(j)) have been or simultaneously with the Nuevo Conversion Date are being repaid in full and all commitments thereunder have been or simultaneously with the Nuevo Conversion Date are being terminated, and the Administrative Agent shall have received a certificate dated as of the Nuevo Conversion Date, signed by a Responsible Officer, to that effect; and evidence satisfactory to it that all Liens associated with all credit facilities and funded Debt of Nuevo and its Subsidiaries have been or simultaneously with the Nuevo Conversion Date are being released or terminated (pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent) and that arrangements satisfactory to the Administrative Agent have been made for recording and filing of such releases, (4) from each party thereto duly executed counterparts of deeds of trust, mortgages, guarantees, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in a sufficient number of executed (and acknowledged where necessary or appropriate) counterparts for recording purposes, as may be requested by the Administrative Agent so that the Borrower is in compliance with Section 8.14, (5) title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title with respect to the Oil and Gas Properties of Nuevo and its Subsidiaries, (6) since the effective date of the Second Amendment, Nuevo and its Subsidiaries shall not have sold, assigned, farmed-out or otherwise transferred more than 15% of the allocated value of Nuevo’s and its Subsidiaries’ Properties in respect of the Borrowing Base and (6) such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent. In connection with the execution and delivery of Security Instruments pursuant to clause (4) of this Section 2.07(e)(i), the Administrative Agent shall: (a) be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition and the Liens described on Schedule 9.03) on at least 80% of the total value of the Oil and Gas Properties evaluated in the most recently delivered Reserve Report and the reserve report with respect to the Oil and Gas Properties of Nuevo and its Subsidiaries and (b) have received certificates, together with undated, blank stock powers for each such certificate, representing all of the issued and outstanding Equity Interests of Nuevo and its Subsidiaries. The Administrative Agent shall notify the Borrower and the Lenders of the Nuevo Conversion Date.

(ii) Upon the receipt of the proceeds from the sale of all of Nuevo’s interests in the Marine 1 Permit, offshore the Republic of Congo, the amount of the Borrowing Base then in effect shall be reduced effective immediately upon receipt of such proceeds by an amount equal to $50,000,000, and the Borrowing Base as so reduced shall become the new Borrowing Base effective and applicable to the Borrower, the Agents, each Issuing Bank and the Lenders on such date until the next redetermination or modification thereof hereunder.”

2.3 Amendment to Section 3.04(c)(ii). The second sentence of Section 3.04(c)(ii) is hereby amended in its entirety to read as follows:

“The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral within sixty (60) days following its receipt of the New Borrowing Base Notice in accordance with Section 2.07(d) or the date the adjustment occurs; provided that all payments required to be made pursuant to this Section 3.04(c)(ii) must be made on or prior to the Termination Date.”

2.4 Amendment to Section 7.15. Section 7.15 is hereby amended by inserting the words “, except as set forth in Schedule 7.15” after the words “no Foreign Subsidiaries” in the last sentence thereof.

2.5 Amendment to Section 7.19. Section 7.19 is hereby amended by replacing the words “one-half bcf” with the words “two bcf” in the last line thereof.

2.6 Amendment to Section 7.22. The first sentence of Section 7.22 is hereby amended in its entirety to read as follows:

“The proceeds of the Loans and the Letters of Credit shall be used to provide working capital for exploration and production operations, to provide funds to refinance Debt under the Existing Credit Agreement, Debt of the Target and Debt of Nuevo, to provide funding in connection with the Acquisition and for general corporate purposes.”

2.7 Amendment to Section 8.01(l). Section 8.01(l) is hereby amended in its entirety to read as follows:

“(l) Notice of Sales of Oil and Gas Properties. In the event the Borrower or any Restricted Subsidiary intends to sell, transfer, assign or otherwise dispose of any Oil or Gas Properties individually having a fair market value in excess of $15,000,000 or any Equity Interests in any Subsidiary in accordance with Section 9.13, prior written notice of such disposition, the price thereof and the anticipated date of closing.”

2.8 Amendment to Section 8.02(b). Section 8.02(b) is hereby amended in its entirety to read as follows:

“(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined could reasonably be expected to result in liability in excess of $10,000,000 per claim not fully covered by insurance, subject to normal deductibles;”

2.9 Amendment to Section 8.06. The first sentence of Section 8.06 is hereby amended in its entirety to read as follows:

“Except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect, the Borrower, at its own expense, will, and will cause each Restricted Subsidiary to:”

2.10 Amendment to Section 8.10(c). Section 8.10(c) is hereby amended in its entirety to read as follows:

“(c) The Borrower will, and will cause each Subsidiary to, provide environmental audits and tests in accordance with American Society of Testing Materials standards upon request by the Administrative Agent and the Lenders and no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), in connection with any future acquisitions of Oil and Gas Properties or other Properties individually having a fair market value in excess of $15,000,000.”

2.11 Amendment to Section 8.16(c). Section 8.16(c) is hereby amended in its entirety to read as follows:

“(c) will not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Debt of, the Borrower or any Restricted Subsidiary; provided, however, that Nuevo Trust may hold the Nuevo Debentures and Nuevo may hold common stock of the Borrower for delivery upon conversion of the Nuevo Debentures or the TECONs pursuant to and in accordance with the terms of the Nuevo Escrow Agreement (as in effect on the effective date of the Second Amendment).”

2.12 Amendment to Section 9.01(a). Section 9.01(a) is hereby amended in its entirety to read as follows:

“(a) Minimum Tangible Net Worth. The Borrower will not permit its Tangible Net Worth at any time to be less than the sum of (a) at any time prior to the Nuevo Conversion Date: (i) 80% of its Tangible Net Worth as of the Effective Date plus (ii) 50% of the Borrower’s Consolidated Net Income (but not loss) for each fiscal quarter occurring after the Effective Date taken as a single accounting period plus (iii) 100% of the Net Cash Proceeds from the sale of any Equity Interests of the Borrower after the Effective Date; and (b) at any time on or after the Nuevo Conversion Date: (i) 80% of its Tangible Net Worth as of the Nuevo Conversion Date plus (ii) 50% of the Borrower’s Consolidated Net Income (but not loss) for each fiscal quarter occurring after the Nuevo Conversion Date taken as a single accounting period plus (iii) 100% of the Net Cash Proceeds from the sale of any Equity Interests of the Borrower after the Nuevo Conversion Date.”

2.13 Amendment to Section 9.02(i). Section 9.02(i) is hereby amended in its entirety to read as follows:

“(i) Debt under the Permitted Additional Senior Subordinated Notes and any guarantees thereof by the Guarantors (including any Persons becoming Guarantors simultaneously with the incurrence of such Debt), the principal amount of which does not exceed $300,000,000 in the aggregate; provided that: (i) the proceeds (net of transaction fees and expenses) of the issuance of such Permitted Additional Senior Subordinated Notes shall be used solely to repay in full the outstanding loans and other amounts payable under the Nuevo Credit Agreement and if any excess proceeds remain after giving effect to such repayment, subject to the other terms of this Agreement, such excess proceeds may be used to repay outstanding Debt of the Borrower, (ii) the conditions of Section 2.07(e)(i)(A) and (B) have been or shall be concurrently satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) and (iii) at the time of incurring such Debt (A) no Default has occurred and is then continuing and (B) no Default would result from the incurrence of such Debt after giving effect to the incurrence of such Debt (and any concurrent repayment of Debt with the proceeds of such incurrence).”

2.14 Amendment to Section 9.04(a). Section 9.04(a) is hereby amended in its entirety to read as follows:

“(a) Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any

Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except (i) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), (ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (iii) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (iv) the Borrower may declare and pay cash dividends to PLX in any fiscal year to pay the Borrower’s allocated share of Taxes (as defined in the Tax Allocation Agreement as it exists on the date hereof) due in the fiscal year such dividend is declared under the Tax Allocation Agreement as it exists on the date hereof, (v) payments contemplated by the Transition Agreements as in effect on the date hereof and the transactions contemplated thereby; provided that payments made pursuant to the Transition Agreements (other than the Tax Allocation Agreement and payments permitted by clause (iv) and clause (vii)) shall be limited in an aggregate amount not to exceed $30,000,000, (vi) Nuevo Trust may declare and pay cash dividends to the holders of the TECONs on each date on which interest on the TECONs is due and payable and in connection with the redemption of all or any portion of the outstanding shares of TECONs, in each case, pursuant to and in accordance with the terms of the Nuevo Trust Designation of Securities (as in effect on the effective date of the Second Amendment), so long as no Default or Borrowing Base Deficiency has occurred and is continuing, or would result after giving effect to such payment and (vii) to the extent not permitted by clauses (i) to (vi) above, the Borrower may make Restricted Payments in respect of Equity Interests of the Borrower in an amount not to exceed $2,500,000 in the aggregate minus the aggregate principal amount of 2002 Senior Subordinated and Permitted Additional Senior Subordinated Notes Redeemed under Section 9.04(b)(i).”

2.15 Amendments to Section 9.04(b)(ii)(B). Section 9.04(b)(ii)(B) is hereby amended in its entirety to read as follows:

“(B) such action requires the payment of a consent fee (other than in connection with a consent solicitation solely to conform all or a portion of the covenants contained in the 2002 Senior Subordinated Indenture to the covenants contained in the Permitted Additional Senior Subordinated Indenture, provided that such consent fee is acceptable to the Administrative Agent) or”

2.16 Amendments to Section 9.05.

(a) Section 9.05(l) is hereby amended in its entirety to read as follows:

“(l) Investments in Unrestricted Subsidiaries, provided that (i) the aggregate amount of all such Investments (other than Investments deemed made in Nuevo and its Subsidiaries by the Borrower as a result of the designation of such Persons as Unrestricted Subsidiaries pursuant to Section 9.06(b)) at any one time shall not exceed $5,000,000 (or its equivalent in other currencies as of the date of Investment) and (ii) the Borrowing Base Utilization Percentage is less than 80% immediately before and immediately after giving effect to such Investment.”

(b) Section 9.05(n) is hereby amended in its entirety to read as follows:

“(n) cash payments to the holders of cancelled stock options and restricted stock of Nuevo pursuant to and in accordance with Section 3.3 of the Nuevo Agreement and Plan of Merger (as in effect on the effective date of the Second Amendment).”

(c) Section 9.05(o), (p) and (q) are hereby added to read as follows:

“(o) the acquisition of Equity Interests of Nuevo for Equity Interests of the Borrower pursuant to and in accordance with the Nuevo Acquisition Documents and the conversion of Nuevo Debentures and TECONs into Equity Interests of the Borrower pursuant to and in accordance with the Nuevo Subordinated Indenture and the Nuevo Trust Designation of Securities.”

“(p) other Investments made by the Borrower in Nuevo and its Subsidiaries not to exceed $75,000,000 in the aggregate.”

“(q) other Investments not to exceed $1,000,000 in the aggregate at any time.”

2.17 Amendment to Section 9.06(d). Section 9.06(d) is hereby amended in its entirety to read as follows:

“(d) The Borrower shall not permit the aggregate principal amount of all Non-Recourse Debt (other than Non-Recourse Debt of Nuevo and its Subsidiaries in an aggregate amount not to exceed $500,000,000) outstanding at any one time to exceed $25,000,000.”

2.18 Amendment to Section 9.13(e)(ii). Section 9.13(e)(ii) is hereby amended in its entirety to read as follows:

“(ii) if such sale or other disposition of Oil and Gas Property or Restricted Subsidiary owning Oil and Gas Properties included in the most recently delivered Reserve Report during any period between two successive Scheduled Redetermination Dates has a fair market value in excess of five percent (5%) of the Borrowing Base then in effect (as reasonably determined by the board of directors of the Borrower and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to that effect), individually or in the aggregate, the Borrowing Base shall be reduced, effective immediately upon such sale or disposition, by an amount equal to the value, if any, assigned such Property in the most recently delivered Reserve Report and”

2.19 Amendment to Section 9.15. Section 9.15 is hereby amended to insert the words “Nuevo Agreement and Plan of Merger, the Nuevo Management Services Agreement,” after the words “contemplated by the” in the first line thereof.

2.20 Amendment to Section 9.18. Section 9.18 is hereby amended by replacing the words “one-half bcf” with the words “two bcf” in the last line thereof.

2.21 Amendment to Section 9.19(a)(ii). Section 9.19(a)(ii) is hereby amended in its entirety to read as follows:

“(ii) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, for (A) natural gas, 85% of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties for each month during the period during which such Swap Agreement is in effect and (B) crude oil, 90% of the reasonably anticipated projected production from proved Oil and Gas Properties for each month during the period commencing on such date and ending on the date twelve months thereafter, and for each month during any period after such twelve-month period, 85% of the reasonably anticipated projected production from proved Oil and Gas Properties for each month during such period, and”

2.22 Amendment to Section 11.10. Section 11.10 is hereby amended by inserting the words “, Managing Agents” after the words “Documentation Agents” in the heading thereof and by inserting the words “, the Managing Agents” after the words “the Documentation Agents” in the first line thereof.

2.23 Amendment to Section 12.01(a)(i). Section 12.01(a)(i) is hereby amended in its entirety to read as follows:

“(i) if to the Borrower, to it at 700 Milam Street, Suite 3100, Houston, Texas 77002-4804, Attention of Stephen A. Thorington (Telecopy No. (832) 329-6200);”

2.24 Amendment Schedule 7.15. Schedule 7.15 is hereby amended in its entirety to read as set forth in Exhibit A hereto.

Section 3. Conditions Precedent. This Second Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “Effective Date”):

3.1 The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable in connection with this Second Amendment on or prior to the Effective Date.

3.2 The Administrative Agent shall have received from all of the Lenders, the Borrower and each Guarantor, counterparts (in such number as may be requested by the Administrative Agent) of this Second Amendment signed on behalf of such Persons.

3.3 The Administrative Agent shall have received a copy, certified by a Responsible Officer as true and complete, of the Nuevo Subordinated Indenture, the Nuevo Trust Declaration of Trust, the Nuevo Trust Designation of Securities, the Nuevo Escrow Agreement, the Nuevo Management Services Agreement, the Nuevo Credit Agreement, and the Indenture dated as of

September 26, 2000, between Nuevo, as issuer, and State Street Bank and Trust Company, as trustee, pursuant to which the 2010 Nuevo Senior Subordinated Notes were issued, in each case, including all amendments, modifications and supplements thereto, as in effect on the Effective Date.

3.4 The Majority Lenders shall be satisfied that all consents and approvals required for the consummation of the Nuevo Acquisition, including shareholders’ consents and approvals, have been obtained and are in full force and effect and that the Nuevo Acquisition is being consummated contemporaneously herewith and all other conditions to the Nuevo Acquisition shall have been satisfied or waived in accordance with the terms and conditions of the Nuevo Acquisition Documents, and the Administrative Agent shall have received a certificate dated as of the Effective Date of a Responsible Officer of the Borrower certifying that (a) all such consents and approvals have been obtained and are in full force and effect and (b) attached thereto are true and complete copies of the Nuevo Acquisition Documents, the certificate of merger related to the Nuevo Acquisition certified by the Secretary of State of Delaware, and all material SEC filings theretofore made by the Borrower in respect of the Nuevo Acquisition.

3.5 The Majority Lenders shall be reasonably satisfied with the terms, conditions and documentation of the Nuevo Acquisition and the Nuevo Acquisition Documents.

3.6 The Administrative Agent shall have received an opinion dated as of the Effective Date of Bracewell & Patterson, L.L.P., special counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.

3.7 The Administrative Agent shall have received the financial statements referred to in Section 4.2(b) hereof.

3.8 The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

3.9 There shall be no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or threatened against or affecting the Borrower or any Subsidiary that involve any Nuevo Acquisition Document or that could impair the consummation of the Nuevo Acquisition on the time and in the manner contemplated by the Nuevo Acquisition Documents.

3.10 No Default shall have occurred and be continuing, after giving effect to the terms of this Second Amendment.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date.

Section 4. Miscellaneous.

4.1 Confirmation. The provisions of the Credit Agreement, as amended by this Second Amendment, shall remain in full force and effect following the effectiveness of this Second Amendment.

4.2 Ratification and Affirmation; Representations and Warranties.

(a) Each Obligor hereby (i) acknowledges the terms of this Second Amendment; (ii) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (iii) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Second Amendment: (A) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (B) no Default has occurred and is continuing and (C) since April 4, 2003, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

(b) The Borrower hereby represents and warrants to the Lenders that: (i) it has furnished to the Lenders on or before the date hereof (A) Nuevo’s balance sheet and statements of income, shareholders’ equity and cash flows as of and for the fiscal year ended December 31, 2003, reported on by KPMG LLP, independent public accountants and (B) the summary unaudited combined pro forma financial data set forth in the joint proxy statement/prospectus included in the Registration Statement on Form S-4 filed with the SEC in connection with the Nuevo Acquisition; the summary unaudited combined pro forma consolidated financial data presents fairly, in all material respects, the pro forma consolidated financial condition of the Borrower, as of such dates in accordance with GAAP; and (ii) there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary that involve any Nuevo Acquisition Document or that could impair the consummation of the Nuevo Acquisition on the time and in the manner contemplated by the Nuevo Acquisition Documents.

4.3 Loan Document. This Second Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

4.4 Lenders’ Satisfaction. For purposes of determining compliance with the conditions specified in Section 3 hereof, each of the undersigned Lenders shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender upon its execution and delivery of a counterpart of this Second Amendment.

4.5 Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Second Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

4.6 No Oral Agreement. This Second Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

4.7 GOVERNING LAW. THIS SECOND AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first written above.

BORROWER:	PLAINS EXPLORATION & PRODUCTION COMPANY

	By:	/s/ STEPHEN A. THORINGTON
Stephen A. Thorington Executive Vice President and Chief Financial Officer

GUARANTORS:	ARGUELLO INC. PLAINS E&P COMPANY PMCT INC. PLAINS RESOURCES INTERNATIONAL INC.

	By:	/s/ STEPHEN A. THORINGTON
Stephen A. Thorington Vice President and Treasurer

PXP GULF COAST INC.

	By:	/s/ STEPHEN A. THORINGTON
Stephen A. Thorington Executive Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, as a Lender and as Administrative Agent

	By:	/s/ ROBERT C. MERTENSOTTO
Robert C. Mertensotto Managing Director

BANK ONE, NA (MAIN OFFICE CHICAGO), as a Lender and as a Co-Syndication Agent

By:	/s/ CHARLES KINGSWELL-SMITH
Charles Kingswell-Smith Director

HARRIS NESBITT FINANCING, INC., as a Lender and as a Co-Syndication Agent

By:	/s/ JAMES V. DUCOTE
James V. Ducote Vice President

BNP PARIBAS, as a Lender and as a Co-Documentation Agent

By:	/s/ BETSY JOCHER
Betsy Jocher Vice President

By:	/s/ POLLY SCHOTT
Polly Schott Vice President

THE BANK OF NOVA SCOTIA, as a Lender and as a Co-Documentation Agent

By:	/s/ N. BELL
N. Bell Senior Manager

BANK OF SCOTLAND, as a Lender and as a Managing Agent

By:	/s/ ANNIE GLYNN
Annie Glynn Senior Vice President

FLEET NATIONAL BANK, as a Lender and as a Managing Agent

By:	/s/ RONALD E. MCKAIG
Ronald E. McKaig Managing Director

FORTIS CAPITAL CORP., as a Lender and as a Managing Agent

By:	/s/ CHRIS PARADA
Chris Parada Vice President

By:	/s/ DARRELL W. HOLLEY
Darrell W. Holley Managing Director

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender and as a Managing Agent

By:	/s/ DAVID HUMPHREYS
David Humphreys Vice President

WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, as a Lender and as a Managing Agent

By:	/s/ PAUL A. SQUIRES
Paul A. Squires Vice President

CALYON NEW YORK BRANCH, as successor in interest by consolidation to Credit Lyonnais New York Branch, as a Lender

By:	/s/ OLIVIER AUDEMARD
Olivier Audemard Managing Director

COMERICA BANK - TEXAS, as a Lender

By:	/s/ JULI BIESER
Juli Bieser Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/s/ MARCUS TARKINGTON
Marcus Tarkington Director

TORONTO DOMINION (TEXAS), INC., as a Lender

By:	/s/ RACHEL SUITER
Rachel Suiter Vice President

EXHIBIT A

SCHEDULE 7.15

Restricted Subsidiaries	Jurisdiction of Organization	Organizational Identification Number	Principal Place of Business and Chief Executive Office

Plains E&P Company	Delaware	3537380	700 Milam Street Suite 3100 Houston, Texas 77002

Arguello Inc.	Delaware	3049327	17100 Calle Mariposa Reina Goleta, CA 93117

PMCT Inc.	Delaware	2347791	700 Milam Street Suite 3100 Houston, Texas 77002

Plains Resources International Inc.	Delaware	2098736	700 Milam Street Suite 3100 Houston, Texas 77002

PXP Gulf Coast Inc.	Delaware	3620115	700 Milam Street Suite 3100 Houston, Texas 77002

Unrestricted Subsidiaries	Jurisdiction of Organization	Organizational Identification Number	Principal Place of Business and Chief Executive Office

PXP California Inc.	Delaware	3763314	700 Milam Street Suite 3100 Houston, Texas 77002

Nuevo Energy Company	Delaware	2223581

Nuevo International Inc.	Delaware	2919685

Nuevo Peru Ltd.	Cayman Islands

Pacific Interstate Offshore Company	California	C1101237

Nuevo Canada Inc.	Alberta

Nuevo Offshore Company	Delaware	3499393

Sepulveda Oil and Gas Company	Delaware	0443508

Nuevo Resources Inc.	Delaware	2873501

Nuevo Texas Inc.	Delaware	[2814683 or 3567873]

Nuevo Permian Inc.	Delaware	3083272

Nuevo Permian Limited Partnership	Texas	12343610

Nuevo Ghana Inc.	Delaware	2695238

Nuevo Tunisia Ltd.	Cayman Islands

Nuevo International Holdings Ltd.	Cayman Islands

Nuevo Congo Ltd.	Cayman Islands

Nuevo Anaguid Ltd.	Cayman Islands

Nuevo Alyane Ltd.	Cayman Islands

Nuevo Tarfaya Ltd.	Cayman Islands

The Congo Holdings Company	Texas	0131403200

The Nuevo Congo Company	Delaware	2031233

Exhibit A-1